UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2023

VEMANTI GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-56266	46-5317552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7545 Irvine Center Dr., Ste 200, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 559-7200

(Former name or former address, if changed since last report.)

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on April 18, 2023, Vemanti Group, Inc., a Nevada corporation (“Vemanti”), entered into a Stock Purchase Agreement, as amended on July 1, 2023, (the “Stock Purchase Agreement”) with Benjamin Liu and James Sun (the “Sellers”), as the sole shareholders of DevBlock Technologies, Inc., a Delaware corporation (the “Corporation”), whereby, on the terms and subject to the conditions stated therein, Vemanti would acquire the Corporation.

On September 25, 2023, Vemanti sent a formal notice of termination to the Sellers pursuant to which the Stock Purchase Agreement (and the transactions contemplated thereunder) was terminated effective as of September 26, 2023 (the “Termination Notice”). Vemanti sent the Termination Notice to the Sellers because the closing of the transactions contemplated by the Stock Purchase Agreement had not occurred by 5:00 p.m. (Pacific Time) on July 31, 2023, the date after which either party had the unilateral right to terminate the Stock Purchase Agreement, and, as of September 25, 2023, certain conditions to closing remained unsatisfied. There were no termination fees or penalties incurred by Vemanti related to the terminated transaction.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VEMANTI GROUP, INC.

Date: September 27, 2023	By:	/s/ Tan Tran
	Name:	Tan Tran
	Title:	Chief Executive Officer

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